UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 13, 2021, Know Labs, Inc. (the “Company”), an emerging leader in non-invasive medical diagnostics, announced new independent test data have confirmed the efficacy of a light bulb produced by its wholly owned subsidiary Particle, Inc., in inactivating multiple variants of SARS-CoV-2, the virus that causes COVID-19. The data are based on tests performed by Texas Biomedical Research Institute (Texas Biomed).

Particle is an everyday light bulb that both illuminates and safely disinfects spaces where it is used, including homes and offices. Earlier this year, Know Labs confirmed that Particle bulbs were effective against the Washington SARS-CoV-2 strain. Multiple tests performed by Texas Biomed demonstrated a 95% reduction in the SARS-CoV-2 virus after 5 hours of exposure to the Particle bulb; a 99% reduction in 6 hours; and a 99.9% reduction in 8 hours. Texas Biomed recently conducted additional tests which confirmed that Particle bulbs were equally efficient against the Alpha and Delta variants.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated October 13, 2021. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

October 13, 2021	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman of the Board

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